                                                                  EXECUTION COPY

                          TRADEMARK SECURITY AGREEMENT

          TRADEMARK SECURITY AGREEMENT, dated as of January 15, 1999, by FLASHNET COMMUNICATIONS, INC., a Texas corporation ("GRANTOR"), in favor of GOLDMAN SACHS CREDIT PARTNERS L.P., in its capacity as Agent for Lenders.

                              W I T N E S S E T H:

          WHEREAS, pursuant to that certain Term Loan Agreement dated as of the date hereof by and among Grantor, the Persons named therein as Guarantors, the Administrative Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "LOAN AGREEMENT"), Borrower has requested that Term Loans be made to the Borrower by the Agent and the Lenders; and

          WHEREAS, Agent and Lenders are willing to make the Term Loans as provided for in the Loan Agreement, but only upon the condition, among others, that Grantor shall have executed and delivered to Agent, for itself and the ratable benefit of Lenders, that certain Borrower Pledge and Security Agreement dated as of the date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "SECURITY AGREEMENT"); and

          WHEREAS, pursuant to the Security Agreement, Grantor is required to execute and deliver to Agent, for itself and the ratable benefit of Lenders, this Trademark Security Agreement;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

          1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement.

          2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Grantor hereby grants to Agent, on behalf of itself and Lenders, a continuing first priority security interest in all of Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "TRADEMARK COLLATERAL"):

               (a) all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule I hereto;

               (b)  all reissues, continuations or extensions of the foregoing;


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               (c) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and

               (d) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

          3. SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                            [signature page follows]


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          IN WITNESS WHEREOF, Grantor has caused this Trademark Security
Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                              FLASHNET COMMUNICATIONS, INC.



                              By: /s/ M. Scott Leslie
                                 ---------------------------
                              Name:   M. Scott Leslie
                                   -------------------------
                              Title   President & Secretary
                                   -------------------------


ACCEPTED AND ACKNOWLEDGED BY:

GOLDMAN SACHS CREDIT PARTNERS L.P.


By: /s/ Richard Katz
   -------------------------------
Name:     Richard Katz
Title:    Authorized Signatory


                           ACKNOWLEDGMENT OF GRANTOR

STATE OF TEXAS      )
        ------------
                    )    ss.
COUNTY OF TARRANT   )
        ------------

          On this 21st day of January, 1999 before me personally appeared
M. Scott Leslie, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of FlashNet Communications, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.


                                       /s/ Molly M. Smith
                                       -------------------------------------
                                       Notary Public

{seal}


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                                   SCHEDULE I
                                       to
                          TRADEMARK SECURITY AGREEMENT
                             TRADEMARK APPLICATIONS


Mark: F FLASHNET
Application No.: 75062450                    File Date: 2/23/96





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